Exhibit 10.10

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made this 14th day of June, 1999, between CRESCENT RESOURCES, INC. (“Landlord”) and OUTBACK STEAKHOUSE, INC., a Florida corporation, (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (the “Lease”) dated as of September 10, 1998, whereby Landlord leased to Tenant, and Tenant leased from Landlord, that certain space more particularly described in the Lease as the “Premises”, within that certain building known as Corporate Center One at International Plaza Office Building located at 2202 North Westshore, Tampa, Florida; and

WHEREAS, Landlord and Tenant desire to amend the Lease to confirm and modify certain provisions of the Lease as set forth in this Amendment.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that notwithstanding anything in the Lease to the contrary, Landlord and Tenant hereby agree as follows:

      1.  Recitals. The Recitals contained hereinabove are true and correct and constitute matters agreed to herein. All capitalized terms used herein shall have the same meanings as ascribed thereto in the Lease.

2.  Premises Net Rentable Area. The Premises Net Rentable Area as provided for in the Lease Summary is hereby deleted and substituted with the following:

“93,198 square feet of which 68,342 square feet is located on the fifth (5th) floor of the Building and 24,856 square feet is located on the fourth (4th) floor of the Building, all as shown on Exhibit “A” attached hereto. The Premises Net Rentable Area on the fourth (4th) floor of the Building is referred to in this Amendment as the “Expansion Premises”.”

3. Building Net Rentable Area. The Building Net Rentable Area, as provided for in the Lease Summary, is hereby deleted and substituted with the following:

“383,694 square feet.”

4. Commencement Date. The Commencement Date provided for in the Lease Summary is hereby amended to be October 1, 1999 and the Commencement Date for the Expansion Premises shall be November 19, 1999.

5.  Lease Term. Section 3. Lease Term to the Lease is hereby amended by deleting the first, second and third paragraphs provided for in such Section and substituting the following:

“This Lease shall continue in force during a period beginning on the Commencement Date and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision herein. The Lease Term for the Expansion Premises shall be coterminous with the Lease Term for the Premises. Landlord shall be obligated to obtain a certificate of substantial completion for the shell of the Building on or before the Commencement Date. Landlord and Tenant hereby acknowledge that Tenant is currently leasing space at 550 Reo Street, Tampa, Florida (the” Reo Street Lease”) and that the term of the Reo Street Lease expires on December 31, 1999. Landlord hereby agrees to pay the monthly hold-over rental in the amount of $10,400.00, plus sales tax, due under the Reo Street Lease on September 1, 1999 (the “Hold Over Rent”) and on October 1, 1999, November 1, 1999 and December 1, 1999, Landlord shall pay to Tenant the total monthly rental and pass throughs due under the Reo Street Lease in the amount of $37,408.52 (which includes base monthly rental of $24,066.00) the Hold Over Rent and monthly pass throughs of $2,942.52), plus any applicable sales tax. In addition to the above, commencing November 19, 1999, Landlord agrees to pay to Tenant the monthly rental, or prorated portion thereof, in the amount of $11,580.49 due by Tenant under its lease for space located at 405 Reo Street, Tampa, Florida from November 19, 1999 through January 31, 2000.”

    6. Base Rental for the Expansion Premises. The Base Rental for the Expansion Premises shall be equal to the Base Rental for the original Premises, except that the Base Rental applicable to 12,500 square feet of Premises Net Rentable Area of the Expansion Premises from the Commencement Date for the Expansion Premises (November 19, 1999) through the sixth (6th) full calendar month of the Lease Term shall be abated by Landlord. The Base Rental for the Expansion Premises that exceeds 12,500 square feet of Premises Net Rentable Area shall be equal to the annual rate of $22,00 per square feet of Premises Net Rentable Area commencing on the Commencement Date for the Expansion Premises (November 19, 1999) and shall thereafter adjust in accordance with the terms of the Lease for the original Premises.

    7. Parking. Paragraph 15, Parking to the Lease is hereby modified to provide that Tenant shall be entitled to twenty-two (22) covered, reserved parking spaces rather than fifteen (15) covered, reserved parking spaces.

    8. Right of First Refusal. Tenant hereby acknowledges that the Landlord has designated the fourth (4th) floor of the Building as the Contiguous Multi-Tenant Floor that is referenced in Paragraph 1 to Exhibit F of the Lease.

    9. Exhibit C. Construction of Improvements. Paragraphs 2 through 8 of Exhibit C to the Lease are hereby deleted and substituted with the following:

“2. Tenant has caused Heilmuth Obata & Kassabaum, Inc. (“HOK”) to prepare, and Landlord has approved, final approved design development drawings and construction drawings (excluding mechanical, electrical, and plumbing) for the Premises and the Expansion Premises being identified as Headquarters for Outback & Carrabba’s, Project No. 97-0638-32 issue date June 7, 1999 (all collectively the “Tenant Jmprovements Plans and Specifications”). Landlord shall be responsible for preparing the mechanical, electrical and plumbing drawings (the “MEP Drawings”). Landlord hereby agrees to use the Tenant Improvements Plans and Specifications to competitively bid the Tenant Improvements.”

    10. Interim Space Contribution. Pursuant to the provisions of Paragraph 5. Interim Space Contribution. To Exhibit F. Special Stipulations to the Lease upon the execution hereof Landlord has paid to Tenant the sum of to reimburse Tenant for relocation costs. Landlord shall have no further obligations to Tenant under this Paragraph 5.

    11. Exhibit F. Special Stipulations. Paragraph 3. Expansion Option and Paragraph 5. Interim Space Contribution to Exhibit F. Special Stipulations to the Lease are hereby deleted.

    12. Moving Allowance. On or before thirty (30) days from the Commencement Date, Landlord hereby agrees to pay Tenant the sum of Twenty-Five Thousand and no/100 Dollars ($25,000.00) as a moving allowance.

    13. Binding Effect. Except as herein specifically amended, all other terms and conditions of the Lease shall remain in full force and effect.

    14. Execution of Amendment. This Ammendment may be executed in one (1) or more counterpart copies, each of which shall be deemed an original and all of which together shall constitute one (1) agreement. A facsimile copy of this Amendment and any signatures thereon shall be considered for all purposes as originals.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above described.

Witnesses:		LANDLORD:

CRESCENT RESOURCES, INC.

	/s/ Barbara M. Deakin	By:	/s/ Joseph W. Taggart
Print Name:	Barbara M. Deakin	Name(print):	Joseph W. Taggart
		Title(print):	Vice President - Florida Region

/s/ Jalena A. Peevy
Print Name:	Jalena A. Peevy

TENANT:

OUTBACK STEAKHOUSE, INC,

	/s/ Lisa Johnston	By:	/s/ Robert Merritt
Print Name:	Lisa Johnston	Name(print):	Robert Merritt
		Title(print):	Chief Financial Officer

/s/ Jim Garvey
Print Name:	Jim Garvey